SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 5, 2003

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Item 5 Other Events
Item 7 Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 News Release PR03-02 dated March 5, 2003
EX-99.2 News Release PR03-03 dated March 11, 2003

Item 5 Other Events

On March 5, 2003, Canyon Resources Corporation issued a news release announcing the completion of a $3,299,000 convertible debenture financing. The registrant’s news release with respect to this matter is attached as Exhibit 99.1 to this Form 8-K filing.

On March 11, 2003, Canyon Resources Corporation issued a news release concerning various financial and operational matters, including the announcement that its Briggs Mine debt has been fully paid off. In addition, the Company announced that its Board of Directors took action on March 6, 2003, to extend the time period for exercise of the 1,602,860 warrants sold along with common stock in a Private Placement in March – April 2002 to September 30, 2003. The registrant’s news release with respect to this matter is attached as Exhibit 99.2 to this Form 8-K filing.

Item 7 Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

99.1	Canyon Resources Corporation news release PR03-02 dated March 5, 2003.

99.2	Canyon Resources Corporation news release PR03-03 dated March 11, 2003.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and governmental regulations, availability of financing, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 11, 2003	By:	/s/ Richard H. De Voto

Richard H. De Voto, President

EXHIBIT INDEX

Exhibit

99.1	Canyon Resources Corporation news release PR03-02 dated March 5, 2003

99.2	Canyon Resources Corporation news release PR03-03 dated March 11, 2003